     Exhibit 10.48

STOCK REPURCHASE AGREEMENT

          This Stock Repurchase Agreement (this “Agreement”), dated as of July 28, 2009, is by and among Net 1 UEPS Technologies, Inc., a Florida corporation (the “Company”), South African Private Equity Fund III, L.P., a Cayman Islands limited partnership (“SAPEF”), and Brait International Limited, a Mauritian company (“Brait International” and, together with SAPEF, the “Seller”).

          WHEREAS, the Company and SAPEF entered into a Stock Purchase Agreement, dated as of January 30, 2004 (the “SAPEF Stock Purchase Agreement”), by and between the Company and SAPEF (or its nominees) pursuant to which, among other things, SAPEF and its nominee purchased 17,600,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

          WHEREAS, as of the date of this Agreement, SAPEF owns beneficially and of record 8,718,504 shares of Common Stock and Brait International owns beneficially and of record 503,022 shares of Common Stock (collectively, the “Shares”).

          WHEREAS, the SAPEF Stock Purchase Agreement provided for certain rights and obligations of SAPEF and the Company, including, among other things, board designation rights and registration rights.

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the parties hereto, intending to be legally bound, agree as follows:

1. REPURCHASE OF THE SHARES.

          1.1 Repurchase and Price. At the Closing (as defined in Section 1.2), upon the terms and subject to the conditions set forth herein, the Company agrees to purchase or cause any subsidiary of the Company to purchase (such purchaser, the “Purchaser”), from the Seller, and the Seller agrees to sell to the Purchaser, all of the Shares. The per share purchase price for the Shares shall be $13.50 which shall be payable in South African Rand (“ZAR”) at an exchange rate of ZAR 7.85: $1.00, resulting in an aggregate purchase price of ZAR 977,251,218.

          1.2 Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the consummation of the repurchase of the Shares shall occur on or prior to August, 3, 2009 or on the date when the conditions set forth in Sections 5 and 6 below are satisfied (or waived), or at such other date as is mutually agreeable to the Company and the Seller (the “Closing”). The Purchaser shall pay the aggregate purchase price for the Shares as set forth in Section 1.1 above at the Closing by wire transfer of immediately available funds to an account or accounts designated by each of SAPEF and Brait International, respectively, at least two (2) Business Days prior to the Closing. The Closing shall take place at the executive offices of the Company in Johannesburg, South Africa, or at such other place as is agreed by the parties. For purposes of this Agreement, a “Business Day” means a calendar day, other than a Saturday or a Sunday, on which commercial banks in Johannesburg, South Africa and in New York, New York, United States of America, are generally open for business.

          1.3 Transfer of Shares to JSE Register. Each of SAPEF and Brait International shall take any and all action which may be necessary in order to transfer its Shares to the South African registry of the Company and deliver to the Purchaser any stock certificates evidencing the Shares, together with stock powers duly endorsed in blank and such other documents as may be necessary to effect the sale of the Shares and the Company shall collaborate and provide any assistance that may be necessary to achieve such transfer as may be reasonably requested by the Seller.

2. TERMINATION OF SAPEF STOCK PURCHASE AGREEMENT. The SAPEF Stock Purchase Agreement and all rights and obligations of the parties thereunder shall be terminated as of the Closing.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. Each of SAPEF and Brait International hereby represents and warrants to the Company (and if different, the Purchaser) as of the date hereof and as of the Closing as follows:

          3.1 Valid Title. The Seller is the record and beneficial owner of the Shares free and clear of any and all liens, encumbrances, restrictions and claims of any kind, except as arising pursuant to this Agreement. The delivery at Closing to the Purchaser of the Shares pursuant to the provisions hereof will transfer to the Purchaser valid title thereto, free and clear of any and all adverse claims of any third party.

          3.2 Authorization. The Seller has full power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by each of SAPEF and Brait International and, assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of each of SAPEF and Brait International enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

          3.3 No Violation. Neither the execution and delivery of this Agreement by each of SAPEF and Brait International nor its performance and the consummation of the transactions contemplated hereby will violate the organizational and governing documents or any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to each of SAPEF or Brait International.

          3.4 No Conflicts or Required Approvals. Neither the execution and delivery of this Agreement by each of SAPEF and Brait International nor the performance and the consummation of the transactions contemplated hereby (a) will result in a material breach of or default under any material agreement or instrument to which either SAPEF or Brait International is a party or by which either of them or the Shares may be bound or (b) require any consent or approval of, or filing, declaration or registration with or notice to any governmental or regulatory body.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of SAPEF and Brait International, as of the date hereof and as of the Closing (with respect to itself and if different, with respect to the Purchaser) as follows:

          4.1 Authorization. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Seller, is a valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

          4.2 No Violation. Neither the execution and delivery of this Agreement by the Company nor its performance and the consummation of the transactions contemplated hereby will violate organizational and governing documents or any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to the Company.

          4.3 No Conflicts or Required Approvals. Neither the execution and delivery of this Agreement by the Company nor its performance and the consummation of the transactions contemplated hereby (a) will result in a material breach of or default under any material agreement or instrument to which the Company is a party or by which the Company or its assets may be bound or (b) require any consent or approval of, filing, declaration, registration with or notice to any governmental or regulatory body.

          4.4 Sufficient Funds. The Company has sufficient funds available or in reserve to pay the aggregate purchase price for the Shares as set forth in Section 1.1 above and to consummate each other transaction contemplated pursuant to the terms of this Agreement.

5. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT THE CLOSING. The obligations of the Company under this Agreement are subject to the fulfillment (or the waiver by the Company) on or before the Closing of each of the following conditions:

          5.1 Representations and Warranties. The representations and warranties of the Seller contained in Section 3 which are qualified as to materiality shall be true and correct in all respects and all other representations and warranties of the Seller contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          5.2 Deliverables. Each of SAPEF and Brait International shall have delivered its Shares as required under Section 1.3.

          5.3 Performance. The Seller shall have performed and complied with all agreements and obligations contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

          5.4 No Restraints. No preliminary or permanent injunction or other order issued by any court of competent jurisdiction or any governmental or regulatory body nor any statute, rule, regulation or order promulgated or enacted by any government authority that restrains, enjoins or otherwise prohibits the transactions contemplated hereby shall be in effect.

6. CONDITIONS TO THE SELLER’S OBLIGATIONS AT THE CLOSING. The obligations of the Seller under this Agreement are subject to the fulfillment (or the waiver by the Seller) on or before the Closing of each of the following conditions:

          6.1 Representations and Warranties. The representations and warranties of the Company contained in Section 4 which are qualified as to materiality shall be true and correct in all respects and all other representations and warranties of the Company contained in Section 4 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          6.2 Deliverables. The Company shall have delivered to the Seller in immediately available funds the aggregate purchase price for the Shares as set forth in Section 1.1 above.

          6.3 Performance. The Company shall have performed and complied with all agreements and obligations contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          6.4 No Restraints. No preliminary or permanent injunction or other order issued by any court of competent jurisdiction or any governmental or regulatory body nor any statute, rule, regulation or order promulgated or enacted by any government authority that restrains, enjoins or otherwise prohibits the transactions contemplated hereby shall be in effect.

7. NON-PUBLIC INFORMATION; RELEASE.

          7.1 The Seller acknowledges that (i) the Company has informed the Seller that the Company may possess certain non-public information concerning the Company and its subsidiaries and/or the Common Stock that may or may not be independently known to the Seller (all of such non-public information is referred to as “Non-Public Information”) and (ii) the Company has not disclosed the Non-Public Information to the Seller.

          7.2 The Seller is executing, delivering and performing this Agreement notwithstanding that it is aware that the Non-Public Information may exist and that the Non Public Information has not been disclosed to the Seller, and the Seller confirms and acknowledges that neither the existence of the Non-Public Information, the substance of the Non-Public Information nor the fact that the Non-Public Information has not been disclosed to it is material to the Seller or to its decision to execute, deliver and perform this Agreement.

          7.3 (a) Each of SAPEF and Brait International, for itself and their respective officers, directors, stockholders, partners, members, employees, agents, representatives, successors and/or assigns (collectively, the “Seller Affiliates”), hereby: (i) fully and irrevocably waives any and all rights, remedies and claims it would or could have, or may hereafter have, against the Company and the Company’s subsidiaries and their respective officers, directors, stockholders, partners, members, employees, agents, representatives, successors and/or assigns (collectively, the “Company Affiliates”), arising out of or relating to the existence or substance of the Non-Public Information or the fact that the Non-Public Information has not been disclosed to it; and (ii) forever releases, discharges and dismisses any and all claims, rights, causes of action, suits, obligations, debts, demands, arrangements, promises, liabilities, controversies, costs, expenses, fees or damages of any kind, whether known or unknown, accrued or not accrued, foreseen or unforeseen or matured or not matured, including, but not limited to, any and all claims alleging violations of U.S. federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise (collectively, “Claims”), that it ever had, now has, can have, or shall or may hereafter have, whether directly, derivatively, representatively or in any other capacity, against the Company or the Company Affiliates (x) in its capacity as a shareholder of the Company or (y) which are based upon, arise from or in any way relate to directly or indirectly, the existence or substance of the Non-Public Information or the fact that the Non-Public Information has not been disclosed to the Seller.

                    (b) The Company, for itself and each Company Affiliate, hereby forever releases, discharges and dismisses any and all Claims, that it ever had, now has, can have, or shall or may hereafter have, whether directly, derivatively, representatively or in any other capacity, against the Seller or the Seller Affiliates in its capacity as a shareholder of the Company.

8. FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments, documents or other writings as may be reasonably requested by any other party in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

9. MISCELLANEOUS.

          9.1 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated by this Agreement.

          9.2 Interpretation. Reference in this Agreement to “beneficial ownership” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. Each party hereto acknowledges that it has been represented by competent counsel and participated in the drafting of this Agreement, and agrees that any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

          9.3 Fees and Expenses. Each party hereto shall be solely responsible for the payment of the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except to the extent expressly set forth in this Agreement.

          9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts of laws provisions.

          9.5 Consent to Jurisdiction; Service of Process.

                    (a) Any Claims arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any Federal or State court sitting in New York City, New York. Each party agrees not to assert, by way of motion, as a defense or otherwise, in any such Claim, that (i) it is not subject personally to the jurisdiction of such court, (ii) the Claim is brought in an inconvenient forum, (iii) the venue is improper or (iv) this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the exclusive jurisdiction of such court in any such Claim.

                    (b) Any and all service of process and any other notice in any such Claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party at the address provided in Section 9.11. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

          9.6 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.6.

          9.7 Assignment; Successors and Assigns; No Third Party Beneficiaries. No party shall have the right to assign its rights or obligations under this Agreement (except that the Company may assign its rights and delegate its obligations to purchase the Shares, to the Purchaser). Any purported assignment in derogation of the immediately foregoing sentence shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          9.8 Entire Agreement. This Agreement and the SAPEF Stock Purchase Agreement (for the avoidance of doubt, it being understood that the SAPEF Stock Purchase Agreement and all rights and obligations of the parties therein will terminate as of the Closing) constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

          9.9 Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

          9.10 Amendment and Waiver. No amendment to this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties. No waiver under this Agreement shall be effective unless in writing and signed by or on behalf of the party against whom such waiver is to be effective. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

          9.10 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; or (iii) two (2) days after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least ten (10) days prior to the effectiveness of such notice:

if to the Seller:	South African Private Equity Fund III, L.P.
P.O. Box 908, George Town, Grand Cayman, Cayman Islands
Attention:
Facsimile:

Brait International Limited
Suite 520, Fifth Floor, Caudan Waterfront, Port Louis, Mauritius
Attention:
Facsimile:

with a copy to:	Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Jaime Mercado, Esq.
Facsimile: (212) 455-2502

if to the Company:	Net 1 UEPS Technologies, Inc.
President Place, 6th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
Attention: Herman Kotze
Facsimile: 011-27-11-880-7080

with a copy to:	DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
Attention: Marjorie Sybul Adams, Esq.
Facsimile: (212) 335 – 4501

          9.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument. Facsimile and electronic signatures shall be deemed signatures for all purposes.

          9.14 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Repurchase Agreement as of the date first set forth above.

NET 1 UEPS TECHNOLOGIES, INC.

By:	/s/Herman Kotze
Name:	Herman Kotze
Title:	Chief Financial Officer

SOUTH AFRICAN PRIVATE EQUITY FUND III,
L.P.

By:	SAPEF III G.P. LIMITED,
its General Partner

By:	/s/ Brett Childs
Name:	Brett Childs
Title:	Director

BRAIT INTERNATIONAL LIMITED

By:	/s/ Brett Childs
Name:	Brett Childs
Title:	Director